Exhibit 99.1
SmartPros Releases Statement on Operational Changes
FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. – June 16, 2014 -- SmartPros Ltd. (Nasdaq:SPRO), a leader in the field of accredited professional education and corporate training, today announced upcoming changes in its operations.

Allen Greene, SmartPros’ Chairman and CEO stated:

In light of current and near term market conditions, over the last several months we have been reviewing the Company’s performance from both an operational perspective and the yields from our customers. We felt it appropriate to share with you our current direction, along with our ongoing commitment, in finding ways to enhance shareholder value. As a result of this review we have adopted what we are calling a “Back to Basics” approach.

We intend to reduce staffing in certain areas, and either close, sell or reduce certain verticals of our business that are not profitable, and to re-purpose resources to areas of our business that we believe will contribute most towards our profitability and future growth.

These changes may result in a decrease in near-term revenue, but we believe that it will correspond with an increase in profitability and further potential for long-term growth.
Specifically, we will be investing a portion of our savings in expanding our sales force as well as lead generation and direct marketing activities. Because the sales cycle for our products can be several months, we expect to see the full benefit of these changes take hold during the 2015 fiscal year.

About SmartPros
Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,800+ hours of accredited education. SmartPros' eCampus™ Learning Management System (LMS) offers enterprise distribution and administration of education content and information for enterprise clients and association partners. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of Web sites averages more than 1 million monthly visits, serving a user base of more than 1.5 million profiled members. Visit: www.smartpros.com

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments, that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are subject to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission, as well as the following risks: that our back to basics efforts will not result in increased profitability as anticipated.
For More Information, Please Contact:
SmartPros Ltd
Shane Gillispie, VP Marketing Services & eCommerce
914-829-4974 - shanegillispie@smartpros.com

{Users/02/00218213.DOCX/ }